Exhibit 99.1

Investor Relations Contact
Tim Smith, 703-854-0348

For immediate release	Media Contact
August 2, 2012	Meghan Lublin, 703-854-0299

Sunrise Reports Financial Results for Second Quarter of 2012

MCLEAN, VA - Sunrise Senior Living, Inc. (NYSE: SRZ) today reported financial results and operating data for the second quarter of 2012.  Sunrise will host a conference call and webcast on Friday, August 3, 2012, at 9:00 a.m. ET, to discuss the financial results.

Mark Ordan, Sunrise’s chief executive officer, commented on the quarter, “Our quarter's results were strong thanks to solid occupancy and rate along with reduced overhead. We also continue to invest in our future through increasing investments in care and information systems.”

2012 Second Quarter Results

In the second quarter of 2012, Sunrise reported net income of $9.6 million or $0.16 per fully diluted share, as compared to net income of $1.3 million, or $0.02 per fully diluted share, for the second quarter of 2011.  Sunrise’s second quarter 2012 results included a $21.7 million return on investment resulting from the sale of 16 venture-owned communities to Ventas, Inc. and $15.6 million in impairment charges relating to ten communities with leases that are being terminated early.  Sunrise’s second quarter 2011 results included an $11.3 million gain on the fair value from business combinations relating to the 15 community acquisition which occurred in the latter part of the second quarter of 2011.

Adjusted EBITDAR for the second quarter of 2012 was $49.7 million as compared to $39.0 million for the second quarter of 2011.  The increase in adjusted EBITDAR was due primarily to the 15 community acquisition, reductions in overhead, and community NOI growth.

Adjusted EBITDAR is used by management to focus on income generated from the ongoing operations of the Company.  This is a measure of operating performance that is not calculated in accordance with U.S. GAAP and should not be considered as a substitute for income/(loss) from operations or net income/(loss).  For a reconciliation of this measure, please refer to the attached table “Reconciliation for EBITDA, Adjusted EBITDA and Adjusted EBITDAR.”

Cash and Liquidity Update

Sunrise had $54.8 million of unrestricted cash at June 30, 2012.  As of June 30, 2012, the principal amount of Sunrise’s consolidated debt was $531.2 million, as compared to $607.4 million at December 31, 2011, a decrease of $76.2 million.  The decrease in consolidated debt primarily relates to its Connecticut Avenue community moving off balance sheet totaling $27.8 million and the pay down of $39 million in outstanding draws against the credit facility.

As of June 30, 2012, there was no outstanding balance against the Credit Facility and the company had $10.2 million in letters of credit outstanding.

Venture Sale of 16 Communities

On May 1, 2012, the subsidiaries of ventures between an institutional investor and Sunrise sold 16 communities to Ventas Inc. for a purchase price of approximately $362 million.  Sunrise received approximately $28.7 million of cash at closing.  Sunrise will remain the manager of the 16 communities under the pre-existing terms relating to management fees and contract length, which range from 18 to 27 years.

Litigation Settlement/Lease Termination

On May 29, 2012, Sunrise entered into a settlement agreement with Five Star Quality Care and made a $4.0 million cash payment to settle and dismiss litigation against the Company.  In addition, Sunrise entered into an agreement to terminate 10 operating community leases with the lessor, Senior Housing Properties Trust.  The lessor paid Sunrise $1.0 million as consideration for the in place furniture, fixtures and equipment (FF&E).  The communities will be transitioned to the new manager over the next four to 12 months.  As a result, Sunrise recorded an impairment charge of approximately $15.6 million in the second quarter of 2012 related to the book value of the leasehold improvements and in place FF&E.

Assisted Living/Amenities Venture

In June 2012, an assisted living/amenities venture in which Sunrise holds an interest, refinanced its existing mortgage financing with new mortgage financing provided by Eagle Bank.  The new loan has a principal amount of $26.0 million, a floor interest rate of 5.5 percent and a term of three years.  As a result of the refinancing, Sunrise was released from its obligation to the prior mortgage lender to fund operating deficits and to pay default interest previously accrued through December 31, 2011 totaling approximately $2.4 million.  Also, in connection with the refinancing, Sunrise funded approximately $6 million on behalf of the venture, leading to a modification of joint venture terms.  Return of Sunrise’s new funding will have priority over existing equity and the venture partner’s total return will be capped at its capital contribution of $6.5 million.

Contribution of Assets to a New Venture

On June 29, 2012, Sunrise and CNL Healthcare Trust, Inc. (“CHT”) completed the formation of a new venture.  Pursuant to the terms of the transaction, Sunrise contributed its ownership interest in seven senior living facilities along with its share of transaction and closing costs to the venture. CHT contributed approximately $57 million along with its share of transaction and closing costs to the venture. The venture is owned approximately 55 percent by CHT and approximately 45 percent by Sunrise, with a gross valuation of approximately $226 million.

General and Administrative Expenses

Sunrise’s general and administrative expense included $0.7 million in litigation settlement costs for the quarter ended June 30, 2012, and $3.7 million for the six months ended June 30, 2012.

Operating Data for Second Quarter 2012

•                  Average unit occupancy for stabilized properties for the second quarter of 2012 was 88.1 percent, which was up 90 basis points from 87.2 percent for the second quarter of 2011 and unchanged sequentially compared to same communities for the first quarter of 2012.

•                  Average daily revenue per occupied unit for stabilized properties increased 2.4 percent from $218.20 for the second quarter of 2011 to $223.53 for the second quarter of 2012.

•                  Stabilized property net operating income increased 1.6 percent from $148.5 million for the second quarter of 2011 to $150.9 million for the second quarter of 2012.  Overall, net operating income including lease up properties increased 2.9 percent from the second quarter of 2011 to the second quarter of 2012.

Stabilized properties are single properties or pools of properties owned or leased by Sunrise or owned by a joint venture or third party where the single property or all of the communities in the pool have been open and operating for more than 36 months as of June 30, 2012.

Supplemental Information

For additional details on Sunrise’s stabilized and lease up properties, please refer to the Supplemental Information attached. Also, additional supplemental information has been furnished to the Securities and Exchange Commission in a Form 8-K, and can also be found on the Supplemental Data link on the Investor Relations section of the Company’s website at http://suppdata.sunriseseniorliving.com/

Conference Call and Webcast

Sunrise will host a conference call and webcast at 9:00 a.m. ET on Friday, August 3, 2012, to discuss the financial results for the second quarter of 2012 and the other matters discussed in this press release.  The call-in number for the conference call is 888-713-3594 or 913-312-1516 (from outside the U.S.). Callers should reference the “Sunrise Senior Living Q2 Earnings Call” or the participant passcode: 7474326. Those interested may also go to the Investor Relations section of the Company’s website (http://www.sunriseseniorliving.com) to listen to the earnings call. A telephone replay of the call will be available until August 17, 2012 at 1 p.m. ET, by dialing 888-203-1112 or 719-457-0820 (from outside the U.S.) and referencing replay passcode: 7474326; a replay will also be available on Sunrise’s website during that period.

About Sunrise Senior Living

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 31,600 people. As of June 30, 2012, Sunrise operated 307 communities located in the United States, Canada and the United Kingdom, with a unit capacity of approximately 29,800 units. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer’s and other forms of memory loss, as well as nursing and rehabilitative services. Sunrise’s senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents. To learn more about Sunrise, please visit http://www.sunriseseniorliving.com.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Sunrise believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that these expectations will be realized. Sunrise’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors including, but not limited to; the risk that we may not be able to successfully execute our plan to sell certain assets mortgaged pursuant to our German restructure transaction or the net sale proceeds of the mortgaged North American properties may not be sufficient to pay the minimum amount guaranteed by Sunrise to the lenders that are party to the German restructure transactions when such payment is required in October 2012; the risk that we may be unable to reduce expenses and generate positive operating cash flows; the risk of future obligations to fund guarantees to some of our ventures and lenders to the ventures; the risk of further write-downs or impairments of our assets; the risk that we are unable to obtain waivers, cure or reach agreements with respect to existing or future defaults under our loan, venture and construction agreements; the risk that we will be unable to repay, extend or refinance our indebtedness as it matures, or that we will not comply with loan covenants; the risk that our ventures will be unable to repay, extend or refinance their indebtedness as it matures, or that they will not comply with loan covenants creating a foreclosure risk to our venture interest and a termination risk to our management agreements; the risk that we are unable to continue to recognize income from refinancings and sales of communities by ventures; the risk of declining occupancies in existing communities or slower than expected leasing of newer communities; the risk that we are unable to extend leases on our operating properties at expiration; the risk that some of our management agreements, subject to early termination provisions based on various performance measures, could be terminated due to failure to achieve the performance measures; the risk that our management agreements can be terminated in certain circumstances due to our failure to comply with the terms of the management agreements or to fulfill our obligations thereunder; the risk that ownership of the communities we manage is heavily concentrated in a limited number of business partners; the risk that our current and future investments in ventures could be adversely affected by our lack of sole decision-making authority, our reliance on venture partners’ financial condition, any disputes that may arise between us and our venture partners and our exposure to potential losses from the actions of our venture partners; the risk related to operating international communities that could adversely affect those operations and thus our profitability and operating results; the risk from competition and our response to pricing and promotional activities of our competitors; the risk that liability claims against us in excess of insurance limits could adversely affect our financial condition and results of operations including publicity surrounding some claims that may damage our reputation, which would not be covered by insurance; the risk of not complying with government regulations; the risk of new legislation or regulatory developments; the risk of changes in interest rates; the risk of unanticipated expenses; the risks of further downturns in general economic conditions including, but not limited to, financial market performance, downturns in the housing market, consumer credit availability, interest rates, inflation, energy prices, unemployment and consumer sentiment about the economy in general; the risks associated with the ownership and operation of assisted living and independent living communities; other risk factors contained in the Company’s Form 10-K filed with the SEC on March 1, 2012, as amended on March 15, 2012, and as may be amended or supplemented in our Form 10-Q filings. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Unless the context suggests otherwise, references herein to “Sunrise,” the “Company,” “we,” “us” and “our” mean Sunrise Senior Living, Inc. and our consolidated subsidiaries.

SUNRISE SENIOR LIVING, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except per share and share amounts)	2012	2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$54,773	$49,549
Accounts receivable, net	38,869	38,251
Income taxes receivable	1,118	2,287
Due from unconsolidated communities	10,735	17,926
Deferred income taxes, net	21,230	19,912
Restricted cash	50,734	47,873
Assets held for sale	6,386	1,025
Prepaid expenses and other current assets	7,294	12,290
Total current assets	191,139	189,113
Property and equipment, net	555,149	624,585
Intangible assets, net	35,602	38,726
Investments in unconsolidated communities including accounted for under the profit-sharing method	42,548	42,925
Restricted cash	184,732	183,622
Restricted investments in marketable securities	2,661	2,479
Assets held in the liquidating trust	21,511	23,649
Other assets, net	10,853	13,269
Total assets	$1,044,195	$1,118,368

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of debt	$24,595	$77,861
Outstanding draws on bank credit facility	0	39,000
Liquidating trust notes, at fair value	24,161	26,255
Accounts payable and accrued expenses	128,448	134,157
Due to unconsolidated communities	253	404
Deferred revenue	10,628	11,804
Entrance fees	18,655	19,618
Self-insurance liabilities	43,443	42,004
Total current liabilities	250,183	351,103
Debt, less current maturities	471,318	450,549
Investments accounted for under the profit-sharing method	11,779	12,209
Self-insurance liabilities	40,326	43,611
Deferred gains on the sale of real estate and deferred revenues	0	8,184
Deferred income tax liabilities	21,230	19,912
Interest rate swap	20,611	21,359
Other long-term liabilities, net	110,197	109,548
Total liabilities	925,644	1,016,475
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	0	0
Common stock, $0.01 par value, 120,000,000 shares authorized, 58,250,839 and 57,640,010 shares issued and outstanding, net of 651,653 and 509,577 treasury shares, at June 30, 2012 and December 31, 2011, respectively	583	576
Additional paid-in capital	492,311	487,277
Retained loss	(373,666)	(385,294)
Accumulated other comprehensive loss	(6,622)	(5,932)
Total stockholders’ equity	112,606	96,627
Noncontrolling interests	5,945	5,266
Total equity	118,551	101,893
Total liabilities and equity	$1,044,195	$1,118,368

SUNRISE SENIOR LIVING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Operating revenue:
Management fees	$25,340	$24,400	$49,655	$48,614
Buyout fee	250	0	250	0
Resident fees for consolidated communities	135,699	110,683	264,855	212,982
Ancillary fees	8,368	7,513	16,294	15,110
Professional fees from development, marketing and other	278	522	478	845
Reimbursed costs incurred on behalf of managed communities	167,808	178,265	341,881	364,130
Total operating revenues	337,743	321,383	673,413	641,681
Operating expenses:
Community expense for consolidated communities	96,252	78,722	187,799	153,211
Community lease expense	19,187	19,108	38,423	37,805
Depreciation and amortization	11,464	8,694	22,222	16,024
Ancillary expenses	7,681	6,968	15,139	13,972
General and administrative	25,227	27,564	53,868	59,953
Carrying costs of liquidating trust assets and idle land	707	635	1,290	1,042
Provision for doubtful accounts	1,235	82	1,997	1,524
Impairment of long-lived assets	16,308	5,355	16,863	5,355
Gain on financial guarantees and other contracts	0	(12)	0	(12)
Costs incurred on behalf of managed communities	167,179	179,294	341,674	365,678
Total operating expenses	345,240	326,410	679,275	654,552
Loss from operations	(7,497)	(5,027)	(5,862)	(12,871)
Other non-operating income (expense):
Interest income	374	323	604	1,163
Interest expense	(8,682)	(4,654)	(16,489)	(6,164)
Gain on fair value resulting from business combinations	404	11,250	7,470	11,250
Other expense	(721)	(961)	(89)	(28)
Gain on fair value of liquidating trust note	0	88	0	88
Total other non-operating (expense) income	(8,625)	6,046	(8,504)	6,309
Gain on the sale and development of real estate and equity interests	3,399	2,598	4,457	3,090
Sunrise’s share of earnings (loss) and return on investment in unconsolidated communities	25,088	931	28,549	(6,758)
Loss from investments accounted for under the profit-sharing method	(1,151)	(1,740)	(4,671)	(4,764)
Income (loss) before provision for income taxes and discontinued operations	11,214	2,808	13,969	(14,994)
Provision for income taxes	(715)	(773)	(1,295)	(1,503)
Income (loss) before discontinued operations	10,499	2,035	12,674	(16,497)
Discontinued operations, net of tax	(75)	(217)	344	1,071
Net income (loss)	10,424	1,818	13,018	(15,426)
Less: Income attributable to noncontrolling interests, net of tax	(834)	(540)	(1,390)	(1,001)
Net income (loss) attributable to common shareholders	$9,590	$1,278	$11,628	$(16,427)

Earnings per share data:
Basic net income (loss) per common share
Income (loss) before discontinued operations	$0.17	$0.02	$0.19	$(0.31)
Discontinued operations, net of tax	0.00	0.00	0.01	0.02
Net income (loss)	$0.17	$0.02	$0.20	$(0.29)

Diluted net income (loss) per common share
Income (loss) before discontinued operations	$0.16	$0.02	$0.19	$(0.31)
Discontinued operations, net of tax	0.00	0.00	0.01	0.02
Net income (loss)	$0.16	$0.02	$0.20	$(0.29)

SUNRISE SENIOR LIVING, INC.

Reconciliation For EBITDA, Adjusted EBITDA, and Adjusted EBITDAR

EBITDA, Adjusted EBITDA, and Adjusted EBITDAR

EBITDA, adjusted EBITDA, and adjusted EBITDAR are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles and should not be considered as a substitute for income/loss from operations or net income/loss. EBITDA, adjusted EBITDA, and adjusted EBITDAR are used by management to focus on performance and liquidity as EBITDA excludes depreciation and amortization, interest income, interest expense, and provision for income taxes.  Adjusted EBITDA further excludes buyout fees, allowance for uncollectible receivables from owners, impairment of long-lived assets, gain on financial guarantees and other contracts, gain on fair value resulting from business combinations, gain on fair value of liquidating trust note, other income/(expense), stock compensation, gain on the sale and development of real estate and equity interests, proportionate share of joint venture interest, taxes, transaction costs, depreciation, amortization, and rent, loss from investments accounted for under the profit-sharing method, and discontinued operations, net of tax.  Adjusted EBITDAR further excludes consolidated community lease expense and our share of lease expense from consolidated New York communities leased from a venture.

The following table reconciles adjusted EBITDA and adjusted EBITDAR to net income (loss) attributable to common shareholders (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net (loss) income attributable to common shareholders	$9.6	$1.3	$11.6	$(16.4)
Depreciation and amortization	11.5	8.7	22.2	16.0
Interest income	(0.4)	(0.3)	(0.6)	(1.2)
Interest expense	8.7	4.7	16.5	6.2
Provision for income taxes	0.7	0.8	1.3	1.5
EBITDA	30.1	15.2	51.0	6.1
Buyout Fees	(0.3)	—	(0.3)	—
Allowance for uncollectible receivables from owners	0.6	(0.3)	1.0	0.9
Impairment of long-lived assets	16.3	5.4	16.9	5.4
Gain on financial guarantees and other contracts	—	(0.0)	—	(0.0)
Gain on fair value resulting from business combinations	(0.4)	(11.3)	(7.5)	(11.3)
Gain on fair value of liquidating trust note	—	(0.1)	—	(0.1)
Other income/(expense)	0.7	1.0	0.1	0.0
Stock compensation	2.6	2.0	4.8	3.7
Gain on the sale and development of real estate and equity interests	(3.4)	(2.6)	(4.5)	(3.1)
Proportionate Share of Joint Venture Interest, Taxes, Transaction Costs, Depr., Amort., and rent, net of equity in earnings	(14.2)	11.2	(5.6)	29.0
Loss from investments accounted for under the profit-sharing method	1.2	1.7	4.7	4.8
Discontinued operations, net of tax	0.1	0.2	(0.3)	(1.1)
Adjusted EBITDA	$33.3	$22.4	$60.3	$34.3
Consolidated Community Lease Expense	14.6	14.9	29.6	29.7
Lease expense from Consolidated New York communities leased from a venture (Sunrise share)	1.8	1.7	3.5	3.2
Adjusted EBITDAR	$49.7	$39.0	$93.4	$67.2

Sunrise’s general and administrative expense included $0.7 million in litigation settlement costs for the quarter ended June 30, 2012, and $3.7 million for the six months ended June 30, 2012.

Sunrise Senior Living

Community Data

Ownership Type

Portfolio Breakout
By Senior Living Service/Care Options
Percentage of Total Resident Occupancy As of 6/30/12
Assisted Living	56.0%
Independent Living	15.2%
Memory Care	26.1%
Skilled Nursing	2.7%
Total	100.0%

Revenue by Payor Mix
Three Months Ended June 30, 2012
Private Pay	95.4%
Medicare	3.4%
Medicaid	1.2%
Total	100.0%

Stabilized Properties (2)

			Unit Occupancy				Net Operating Income (1)				Community Operating Revenue		Revenue per Occupied Unit
			Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended		Three Months Ended		Three Months Ended
			June 30,		June 30,		June 30,		June 30,		June 30,		June 30,
Ownership Type	Comm.	Units	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011
Consolidated (4)	23	2,111	84.4%	82.7%	84.3%	82.4%	$11,646,800	$11,472,396	$23,060,051	$20,667,488	$35,834,902	$34,382,958	$221.08	$217.29
Leased (4)	26	5,673	87.7%	88.3%	88.0%	88.5%	18,076,449	20,796,565	37,565,792	41,723,669	75,589,885	76,502,412	166.87	167.84
Joint Ventures-US	66	4,910	89.2%	88.3%	89.1%	88.7%	31,276,136	30,308,794	61,540,144	57,192,586	100,843,528	95,937,042	248.65	239.05
Joint Ventures-UK	24	2,028	86.6%	86.9%	87.1%	85.7%	17,330,672	14,012,460	33,546,778	27,435,105	48,631,434	47,112,008	304.34	293.94
Managed	150	13,177	88.6%	87.1%	88.5%	87.3%	72,532,373	71,905,909	142,635,206	137,710,386	240,570,700	230,468,370	226.32	220.68
Total Stabilized	289	27,899	88.1%	87.2%	88.1%	87.3%	$150,862,430	$148,496,124	$298,347,971	$284,729,234	$501,470,449	$484,402,790	223.53	218.20

Lease-Up Properties (3)

			Unit Occupancy				Net Operating Income (1)				Community Operating Revenue		Revenue per Occupied Unit
			Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended		Three Months Ended		Three Months Ended
			June 30,		June 30,		June 30,		June 30,		June 30,		June 30,
Ownership Type	Comm.	Units	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011
Joint Ventures-US	11	1,355	71.0%	63.2%	71.0%	61.2%	4,551,700	3,548,236	8,907,433	6,147,032	16,086,566	14,657,305	199.36	205.72
Joint Ventures-UK	3	237	97.1%	88.0%	97.7%	86.5%	2,720,805	2,028,498	5,720,732	4,082,437	7,050,165	6,203,476	336.62	326.98
Managed	4	348	83.2%	67.4%	80.8%	67.1%	1,675,176	1,297,676	3,174,929	2,393,387	5,776,207	4,909,290	219.17	230.14
Total Lease Up	18	1,940	76.4%	67.0%	76.0%	65.4%	$8,947,681	$6,874,410	$17,803,094	$12,622,856	$28,912,938	$25,770,071	227.65	231.22

Total Properties

			Unit Occupancy				Net Operating Income (1)				Community Operating Revenue		Revenue per Occupied Unit
			Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended		Three Months Ended		Three Months Ended
			June 30,		June 30,		June 30,		June 30,		June 30,		June 30,
Ownership Type	Comm.	Units	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011
Consolidated (4)	23	2,111	84.4%	82.7%	84.3%	82.4%	$11,646,800	$11,472,396	$23,060,051	$20,667,488	$35,834,902	$34,382,958	$221.08	$217.29
Leased (4)	26	5,673	87.7%	88.3%	88.0%	88.5%	18,076,449	20,796,565	37,565,792	41,723,669	75,589,885	76,502,412	166.87	167.84
Joint Ventures-US	77	6,265	85.3%	82.9%	85.2%	82.8%	35,827,836	33,857,030	70,447,577	63,339,618	116,930,094	110,594,347	240.47	234.02
Joint Ventures-UK	27	2,265	87.7%	87.0%	88.3%	85.8%	20,051,477	16,040,958	39,267,510	31,517,542	55,681,599	53,315,484	308.08	297.44
Managed	154	13,525	88.5%	86.6%	88.3%	86.7%	74,207,549	73,203,585	145,810,135	140,103,773	246,346,907	235,377,660	226.15	220.87
Total Properties	307	29,839	87.3%	85.9%	87.3%	85.9%	$159,810,111	$155,370,534	$316,151,065	$297,352,090	$530,383,387	$510,172,861	223.66	218.81

Footnotes:

(1)  Net operating income from consolidated and leased communities is not reduced by allocated management fees as we eliminate management fees from consolidated and leased communities.

(2)  Stabilized properties are single properties or pools of properties owned or leased by us or owned by a joint venture or third party where the single property or all of the communities in the pool have been open and operating for more than 36 months as of June 30, 2012.

(3)  Lease-up properties are single properties or pools of properties owned or leased by us or owned by a joint venture or third party where the single property or any of the communities in the pool have been open and operating for less than 36 months as of June 30, 2012.

(4)  Net operating income is a non-GAAP measure.  Our nearest GAAP measure on our consolidated statement of operations is income/(loss) from operations. Net operating income excludes depreciation, amortization, lease expense, and impairment charges from these communities.  On page 6 of the supplemental tables please refer to a complete reconciliation of net operating income to income/(loss) from operations.

Sunrise Senior Living

Community Data

Ownership Type

Stabilized Properties (1)

			Sequential Same Community-Unit Occupancy
			Three Months Ended	Three Months Ended
			June 30,	March 31,
Ownership Type	Comm.	Units	2012	2012 (3)
Consolidated	23	2,111	84.4%	84.3%
Leased	26	5,673	87.7%	88.2%
Joint Ventures-US	66	4,910	89.2%	88.9%
Joint Ventures-UK	24	2,028	86.6%	87.7%
Managed	150	13,177	88.6%	88.4%
Total Stabilized	289	27,899	88.1%	88.1%

Lease-Up Properties (2)

			Sequential Same Community-Unit Occupancy
			Three Months Ended	Three Months Ended
			June 30,	March 31,
Ownership Type	Comm.	Units	2012	2012 (3)
Joint Ventures-US	11	1,355	71.0%	71.0%
Joint Ventures-UK	3	237	97.1%	98.3%
Managed	4	348	83.2%	78.4%
Total Lease Up	18	1,940	76.4%	75.6%

Total Properties

			Sequential Same Community-Unit Occupancy
			Three Months Ended	Three Months Ended
			June 30,	March 31,
Ownership Type	Comm.	Units	2012	2012 (3)
Consolidated	23	2,111	84.4%	84.3%
Leased	26	5,673	87.7%	88.2%
Joint Ventures-US	77	6,265	85.3%	85.0%
Joint Ventures-UK	27	2,265	87.7%	88.8%
Managed	154	13,525	88.5%	88.1%
Total Properties	307	29,839	87.3%	87.3%

Footnotes:

(1)  Stabilized properties are single properties or pools of properties owned or leased by us or owned by a joint venture or a third party where the single property or all of the communities in the pool have been open and operating for more than 36 months as of June 30, 2012.

(2)  Lease-up properties are single properties or pools of properties owned or leased by us or owned by a joint venture or third party where the single property or any of the communities in the pool have been open and operating for less than 36 months as of June 30, 2012.

(3)  For sequential same community purposes, we have provided a revised March 31, 2012 occupancy table which includes the same community count that exists as of the period ended June 30, 2012.